Exhibit 99.1

MICT Reports Financial Results for the Second Quarter Ended June 30, 2019

Conference call scheduled for August 14, 2019 at 9:00 a.m. EDT

Montvale, NJ – August 14, 2019 - MICT, Inc. (Nasdaq: MICT), today announced financial results for the three months ended June 30, 2019.

MICT’s financial results for the first two quarters of 2019 include Micronet, Ltd. revenues for the months of January 2019 and February 2019 only. On February 24, 2019, Micronet closed a public equity offering on the Tel Aviv Stock Exchange which resulted in a dilution of MICT’s ownership interest in Micronet to 33.88%. As of June 30, 2019, MICT has a 39.53% voting stake in Micronet. Thus, based on U.S. GAAP, MICT no longer includes Micronet’s financial results in its consolidated financial statements effective as of March 1, 2019.

“We are continuing to pursue the BNN Technology acquisition, and are pleased to have entered into definitive agreements relating to MICT’s largest series of funding to date pursuant to which the Company agreed with certain investors to raise a total of at least $9 million, of which $7.25 million has been received and the remaining $1.75 million is expected in the next six weeks. As part of this series of financings, which consisted of dual offerings by MICT to separate investors to purchase convertible notes and preferred stock, respectively, BNN invested $2 million in MICT through a convertible note to replace our existing creditor instruments on more favorable terms. Micronet, in which MICT holds a 39.53% voting stake, is showing strength, with $3.6 million in sales contracts with current customers, which we believe is a clear sign of confidence and satisfaction from its customer base,” stated David Lucatz, Chief Executive Officer of MICT.

Q2 2019 Review

●	Gross loss for MICT was $0 for three months ended June 30, 2019, compared to gross profit of $1.53 million for the three months ended June 30, 2018.

●	Research and development (R&D) expense for MICT for the three months ended June 30, 2019 was $0, compared to $505,000 for the three months ended June 30, 2018.

●	Selling, general and administrative (SG&A) expense for MICT was $670,000 for the three months ended June 30, 2019, compared to $1.69 million for the three months ended June 30, 2018.

●	Net loss attributable to MICT was $1.1 million for the three months ended June 30, 2019, compared to a net profit of $3.5 million for the three months ended June 30, 2019. On a per share basis, MICT reported a net loss of $0.10 per basic and diluted share from continued operations for the three months ended June 30, 2019, compared to a net loss of $0.14 per share from continued operations and a net profit of $0.52 per basic and diluted share from discontinued operations for the three months ended June 30, 2018.

●	Micronet Ltd. received orders totaling $3,600,000 for its 4th generation SmartHub hardware and its TREQ VMX platforms to existing customers, with $90,000 of the orders being recurring revenue.

Six Months 2018 Review

●	Gross loss was $369,000 for the six month ended June 30, 2019, compared to a gross profit of $3.25 million for the six months ended June 30, 2018.

●	R&D expense for the six months ended June 30, 2019 was $261,000, compared to $1.03 million for the six months ended June 30, 2018.

●	SG&A expense was $1.86 million for the six months ended June 30, 2019, compared to $3.36 million for the six months ended June 30, 2018.

●	Net loss attributable to MICT was $2.01 million for the six months ended June 30, 2019 compared to a net profit of $2.65 million for the six months ended June 30, 2018. On a per share basis, MICT reported a net loss of $0.19 per basic and diluted share from continued operations for the six months ended June 30, 2019, compared to a net loss of $0.25 per basic and diluted share from continued operations and a net profit per share of $0.54 from discontinued operations for the six months ended June 30, 2018.

Conference Call

MICT will host a conference call (today), August 14, 2019, at 9:00 a.m. EDT to discuss the Company's financial results for the second quarter ended June 30, 2019. U.S. callers may dial: 1-888-298-5973. Callers from outside of the U.S: From London (&Europe) dial in +448 0818 90708 From Israel dial in +972 79-939 8931 . User pin: 3333.

Please dial a few minutes before 9:00 am EDT.

A slide presentation accompanying management’s remarks can be accessed at www.mict-inc.com.

Participants may also access a live webcast of the conference call at:

http://mixlr.com/servicesmict/

A telephone replay of the call will be available for two weeks at: 1-888-298-5973. Callers from outside of the U.S: From London (&Europe) dial in +448 0818 90708 From Israel dial in +972 79-939 8931.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

On February 5, 2019, Global Fintech Holdings Ltd. (“GFH”) filed a registration statement on Form F-4 containing a proxy statement for MICT’s stockholders, a prospectus, and other important information in connection with the proposed business combination. MICT URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MICT, GFH, BNN Technology PLC, ParagonEX, Ltd., and other parties, the PROPOSED BUSINESS COMBINATION, AND OTHER RELATED MATTERS. investors and stockholders may obtain free copies of these materials with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement by directing a request to: MICT, Inc., 28 West Grand Avenue, Suite 3, Montvale NJ 07645. Investors and stockholders are urged to read the proxy statement, prospectus and other relevant materials before making any voting or investment decision with respect to the proposed business combination.

Participants in Solicitation

MICT and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of MICT’s stockholders to be held to approve the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT’s stockholders in connection with the proposed business combination are set forth in the proxy statement/prospectus. You can find information about MICT’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2018. After such filing, you can obtain free copies of these documents from MICT using the contact information above.

About MICT, Inc.

MICT, Inc. (Nasdaq: MICT), via its equity interest in Micronet Ltd., provides rugged mobile devices for the growing commercial MRM market. Micronet develops, manufactures and provides mobile computing platforms for the mobile logistics management market in the U.S., Europe and Israel. American manufactured systems are designed for outdoor and challenging work environments in trucking, distribution, logistics, public safety and construction.

Forward-looking Statements

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to, those statements regarding the timing of the expected closing of the BNN Technology acquisition transactions and the additional $1.75 million in the funding announced in July 2019 and the belief that Micronet’s sales with current customers reflecting a sign of confidence and satisfaction from Micronet’s customer base. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@mict-inc.com

MICT, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	June 30, 2019 (Unaudited)	December 31, 2018 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$56	$2,174
Trade accounts receivable, net	-	1,010
Inventories	-	4,345
Other accounts receivable	130	339
Total current assets	186	7,868

Property and equipment, net	25	661
Intangible assets, net and others	-	434
Long-term deposit and prepaid expenses	-	703
Restricted cash escrow	477	477
Micronet Ltd. investment	1,306	-
Total long-term assets	1,808	2,275

Total assets	$1,994	$10,143

	June 30, 2019	December 31, 2018
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$251	$2,806
Short term credit from others and current portion of long term loans from others	1,743	3,004
Trade accounts payable	-	1,531
Other accounts payable	339	1,211
Total current liabilities	2,333	8,552

Long term escrow	477	477
Accrued severance pay, net	49	110
Total long term liabilities	526	587

Stockholders’ Equity:
Preferred stock; $0.001 par value, 5,000,000 shares authorized, none issued and outstanding as of June 30, 2019
Common stock; $0.001 par value, 25,000,000 shares authorized, 11,009,532 and 9,342,088 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	11	9
Additional paid in capital	13,893	11,905
Accumulated other comprehensive (loss)	-	(117)
Accumulated loss	(14,769)	(12,757)
MICT, Inc. stockholders’ equity	(865)	(960)

Non-controlling interests	-	1,964

Total equity	(865)	1,004

Total liabilities and equity	$1,994	$10,143

MICT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

	Six months ended June 30, (Unaudited)		Three months ended June 30, (Unaudited)
	2019	2018	2019	2018

Revenues	$477	$10,681	$-	$4,701
Cost of revenues	846	7,427	-	3,169
Gross profit (loss)	(369)	3,254	-	1,532

Operating expenses:
Research and development	261	1,032	-	505
Selling and marketing	198	834	-	380
General and administrative	1,660	2,526	670	1,314
Amortization of intangible assets	20	438	-	216
Total operating expenses	2,139	4,830	670	2,415

Loss from operations	(2,508)	(1,576)	(670)	(883)
Share in investee losses	(405)	-	(405)	-
Net profit from loss of control	299	-	-	-
Financial (income) expenses, net	(54)	852	22	460
Loss before provision for income taxes	(2,560)	(2,428)	(1,097)	(1,343)
Provision for income taxes	8	4	5	4

Net loss from continued operation	(2,568)	(2,432)	(1,102)	(1,347)
Net profit from discontinued operation (includes capital gain from disposal amounting to $6,844)	-	4,894	-	4,783
Total net profit (loss)	(2,568)	2,462	(1,102)	3,436
Net loss attributable to non-controlling interests	(556)	(184)	-	(60)

Net profit (loss) attributable to MICT, Inc.	(2,012)	2,646	(1,102)	3,496

Earnings (loss) per share attributable to MICT, Inc.
Basic and diluted loss per share from continued operation	$(0.19)	$(0.25)	$(0.10)	$(0.14)
Basic and diluted earnings per share from discontinued operation	-	0.54	-	0.52

Weighted average common shares outstanding:	10,365,744	9,007,684	11,009,199	9,144,465

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